SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant[x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Revised Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TEL-SAVE HOLDINGS, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
        Common Stock, Par Value $.004 Per Share, of Shared Technologies Fairchild Inc. ("STF Common Stock")
        Series D Preferred Stock of Shared Technologies Faichild Inc. ("STF") Series I 6% Cumulative Convertible Preferred Stock of STF
        Series J Redeemable Special Preferred Stock of STF
        Warrants of STF to Purchase STF Common Stock
        Employee and Director Stock Options of STF to Purchase STF Common Stock
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    (2) Aggregate number of securities to which transaction applies:

        25,148,963 Shares of STF Common Stock (assuming exercise or conversion of the outstanding STF Preferred Stock, Options and Warrants)
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    (3) Per  unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          No. of Securities       Per Unit Price      Amount of Registration Fee
          -----------------       --------------      --------------------------
          25,148,963 Shares    $10,656.25 Per Share           $57,940.33
        of STF Common Stock

         The per unit price of each share of STF Common Stock is $10,656.25 (the average of the high and low sale prices of STF Common Stock as reported by the Nasdaq Stock Market's National Market on August 27, 1997). The filing fee of $57,940.33 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of the sum of (1) the product of 25,148,963 shares of STF Common Stock and $10,656.25 per share plus (2) $21,708,000 (the cash payment to be transferred to holders of Series J Redeemable Special Preferred Stock of STF).
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    (4) Proposed maximum aggregate value of transaction:
        $289,701,630
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    (5) Total fee paid:
        $57,940.33 (The payment of the aggregate amount of this fee was wired by Tel-Save Holdings, Inc. The amount of $57,311.60 was wired on September 2, 1997, and the amount of $628.73 was wired on September 3, 1997.)
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[X] Fee paid previously with preliminary materials:
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[X] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:   $57,940.33
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(2) Form,  Schedule or  Registration  Statement  no.  Schedule 14A  (preliminary materials)
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(3) Filing Party: Tel-Save Holdings, Inc.
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(4) Date Filed: September 3, 1997
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



                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                               TEL-SAVE HOLDINGS, INC.
                                 6805 ROUTE 202
                          NEW HOPE, PENNSYLVANIA 18938

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 1, 1997

                           PROXY STATEMENT SUPPLEMENT

         On November 20, 1997, Tel-Save Holdings, Inc. ("Tel-Save"), Intermedia Communications, Inc. ("ICI") and Shared Technologies Fairchild Inc. ("STF") entered into an agreement (the "Settlement Agreement"), pursuant to which, among other things, Tel-Save and STF terminated the Agreement and Plan of Merger, dated as of July 16, 1997 (the "Merger Agreement"), among Tel-Save, TSHCo, Inc., a wholly owned subsidiary of Tel-Save, and STF, without liability of any party thereto except as provided in the Settlement Agreement, so as to permit the execution of an agreement between ICI and STF providing for the acquisition of STF by ICI, ICI and STF paid Tel-Save a total of $237.25 million in cash, ICI consented to the dismissal, with prejudice, of certain litigation it had commenced against Tel-Save and STF and Tel-Save transferred to ICI the $163.7 million face amount of STF's 12-1/4% Senior Subordinated Discount Notes due 2006 that Tel-Save had previously acquired at a total cost of approximately $166 million.

         Accordingly, at the Tel-Save annual meeting of stockholders (the "Tel-Save Meeting"), stockholders of record of Tel-Save will no longer be asked to consider and vote upon the proposal to approve and authorize the transactions contemplated by the Merger Agreement. Furthermore, as indicated in the Joint Proxy Statement/Prospectus dated October 30, 1997, Messrs. George Farley and Gary W. McCulla will now both be considered Class II nominees for the Board of Directors of Tel-Save (the "Tel-Save Board") for terms expiring in 2000, and Mr. Harold First will now be considered as a Class III nominee for the Tel-Save Board for a term expiring in 1999. Otherwise, stockholders of record of Tel-Save will be asked to consider and vote upon the other proposals that were set forth in Tel-Save's Notice of Annual Meeting of Stockholders that accompanied the Joint Proxy Statement/Prospectus dated October 30, 1997.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD PREVIOSLY SENT AND RETURN IT PROMPTLY IN THE ENVELOPE PREVIOUSLY SENT.

         This Proxy Statement Supplement is dated November 24, 1997.